Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 24, 2023 in this Registration Statement on Form S-4, relating to the financial statements of Phoenix Biotech Acquisition Corp. as of December 31, 2022 and 2021 and for the year ended December 31, 2022 and the period from June 8, 2021 (Inception) to December 31, 2021. We also consent to the use of our name as it appears under the caption “Experts”.

/s/ Citrin Cooperman & Company LLP

Citrin Cooperman & Company LLP

New York, New York

June 6, 2023